UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

NextTrip, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol
Santa Fe, New Mexico	87507
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (505) 438-2576

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NTRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Effective July 13, 2026, NextTrip Inc., a Nevada corporation (the “Company”) appointed Casey D’Ambra as President of Media to serve in the capacity as an executive officer of the Company. Ms. D’Ambra will receive a base annual salary of $205,000. She is entitled to a bonus of up to $50,000, payable in restricted shares of the Company’s Common stock in connection with the achievement of certain milestones. Ms. D’Ambra’s employment is on a month-tomonth basis. In the case of her involuntary termination, if termination occurs within the first twelve months of employment, she will receive an amount equal to twelve months of her base salary. If she is terminated after twelve months, she will receive four weeks of her base salary for each year of service up to a maximum of twelve weeks. There are no arrangements or understandings between Ms. D’Ambra and any other person pursuant to which Ms. D’Ambra was appointed as an officer of the Company. There are no family relationships between Ms. D’Ambra and any director or executive officer of the Company.

Prior to joining the Company in February 2026 as President of Media in a non-executive officer position, Ms. D’Ambra, age 36, was Director of Content at Brand USA. From January 2022 to March 2023, she was Executive Producer at National Geographic, and from January 2016 to January 2022, she was Producer at National Geographic.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTTRIP, INC.

Date: July 17, 2026	By:	/s/ William Kerby
	Name:	William Kerby
	Title:	Chief Executive Officer

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